                                                                   EXHIBIT 25-b

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                   36-0899825
                                                   (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                           MORGAN STANLEY GROUP INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                13-2838811
 (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION  NUMBER)


 1251 AVENUE OF THE AMERICAS
 NEW YORK, NEW YORK                                10020
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         --------------------
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation, Washington, D.C.,
         The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN AFFILIATE OF THE
         ------------------------------
         TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
         -----------------
         STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of February, 1995.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE,

            BY   /s/ R. D. MANELLA

               R. D. MANELLA
               VICE PRESIDENT AND SENIOR COUNSEL



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                               February 9, 1995



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Morgan Stanley Group Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 BY:  /s/ R. D. MANELLA


                                      R. D. MANELLA
                                      VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:     The First National Bank of Chicago   Call Date: 9/30/94  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                     Page RC-1
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                    C400        --
                                                                              DOLLAR AMOUNTS IN                 ------------   ----
                                                                                   THOUSANDS           RCFD     BIL MIL THOU
                                                                              -----------------        ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)..............                            0081       3,677,034     1.a.
     b. Interest-bearing balances(2).......................................                            0071       7,396,406     1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A).........                            1754         169,280     2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D).......                            1773         533,138     2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold.................................................                            0276       3,758,277     3.a.
     b. Securities purchased under agreements to resell....................                            0277         983,109     3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule RC-C)......   RCFD 2122 14,933,756                              4.a.
     b. LESS: Allowance for loan and lease losses..........................   RCFD 3123    355,626                              4.b.
     c. LESS: Allocated transfer risk reserve..............................   RCFD 3128          0                              4.c.
     d. Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b and 4.c).......................................                            2125      14,578,130     4.d.
5.   Assets held in trading accounts.......................................                            3545       9,793,010     5.
6.   Premises and fixed assets (including capitalized leases)..............                            2145         506,298     6.
7.   Other real estate owned (from Schedule RC-M)..........................                            2150          48,699     7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)..................................................                            2130           7,269     8.
9.   Customers' liability to this bank on acceptances outstanding..........                            2155         583,073     9.
10.  Intangible assets (from Schedule RC-M)................................                            2143         122,763     10.
11.  Other assets (from Schedule RC-F).....................................                            2160       1,217,250     11.
12.  Total assets (sum of items 1 through 11)..............................                            2170      43,373,736     12.

- ------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:     The First National Bank of Chicago   Call Date: 9/30/94  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                     Page RC-2
City, State  Zip:        Chicago, IL  60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                              DOLLAR AMOUNTS IN
                                                                                   THOUSANDS                    BIL MIL THOU
                                                                              -----------------                 ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule
        RC-E, part 1)......................................................                        RCON 2200    14,587,998  13.a.
        (1) Noninterest-bearing(1).........................................   RCON 6631  5,788,459                          13.a.(1)
        (2) Interest-bearing...............................................   RCON 6636  8,799,539                          13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (from Schedule RC-E, part II)......................................                        RCFN 2200     9,974,515  13.b.
        (1) Noninterest bearing............................................   RCFN 6631    850,522                          13.b.(1)
        (2) Interest-bearing...............................................   RCFN 6636  9,123,993                          13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a. Federal funds purchased............................................                        RCFD 0278     2,211,005  14.a.
     b. Securities sold under agreements to repurchase.....................                        RCFD 0279       765,393  14.b.
15.  a. Demand notes issued to the U.S. Treasury...........................                        RCON 2840       102,201  15.a.
     b. Trading Liabilities................................................                        RCFD 3548     6,291,743  15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less.........................                        RCFD 2332     3,237,167  16.a.
     b. With original maturity of more than one year.......................                        RCFD 2333       491,176  16.b.
17.  Mortgage indebtedness and obligations under capitalized leases........                        RCFD 2910       275,794  17.
18.  Bank's liability on acceptance executed and outstanding ..............                        RCFD 2920       583,073  18.
19.  Subordinated notes and debentures.....................................                        RCFD 3200     1,325,000  19.
20.  Other liabilities (from Schedule RC-G)................................                        RCFD 2930       638,753  20.
21.  Total liabilities (sum of items 13 through 20)........................                        RCFD 2948    40,483,818  21.
22.  Limited-Life preferred stock and related surplus......................                        RCFD 3282             0  22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.........................                        RCFD 3838             0  23.
24.  Common stock..........................................................                        RCFD 3230       200,858  24.
25.  Surplus (exclude all surplus related to preferred stock)..............                        RCFD 3839     2,289,398  25.
26.  a. Undivided profits and capital reserves.............................                        RCFD 3632       403,835  26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.........................................................                        RCFD 8434        (3,441) 26.b.
27.  Cumulative foreign currency translation adjustments...................                        RCFD 3284          (732) 27.
28.  Total equity capital (sum of items 23 through 27).....................                        RCFD 3210     2,889,918  28.
29.  Total liabilities, limited-life preferred stock, and equity capital
     (sum of items 21, 22, and 28).........................................                        RCFD 3300    43,373,736  29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external auditors as of any date during 1993...................        RCFD 6724   N/A     M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.